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Exhibit 10.12

MERRILL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Adopted Effective August 1, 1995

CERTIFICATE

        The undersigned, being the duly acting Secretary of Merrill Corporation, certifies that attached is a copy of the Merrill Corporation Supplemental Executive Retirement Plan as authorized by the Compensation Committee of Merrill Corporation's Board of Directors at its April 10, 1995 meeting.

Dated: February , 1996	/s/ STEVEN J. MACHOV Secretary

MERRILL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Table of Contents

ARTICLE 1	Description	1
1.1	Plan Name	1
1.2	Plan Purpose	1
1.3	Plan Type	1
ARTICLE 2	Participation	2
2.1	Eligibility	2
2.2	Condition of Participation	2
2.3	Termination of Participation	2
ARTICLE 3	Benefits	3
3.1	Participant Accounts	3
3.2	Employer Credit	3
3.3	Earnings Credit	3
3.4	Vesting	3
ARTICLE 4	Distribution	4
4.1	Distribution to Participant	4
4.2	Distribution to Beneficiary	7
4.3	Payment in Event of Incapacity	8
ARTICLE 5	Source of Payments; Nature of Interest	9
5.1	Establishment of Trust	9
5.2	Source of Payments	9
5.3	Status of Plan	9
5.4	Non-assignability of Benefits	10
ARTICLE 6	Adoption, Amendment, Termination	11
6.1	Adoption	11
6.2	Amendment	11
6.3	Termination of Participation	11
6.4	Termination	12
ARTICLE 7	Definition, Construction and Interpretation	13
7.1	Account	13
7.2	Active Participant	13
7.3	Administrator	13
7.4	Affiliated Organization	13

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7.5	Beneficiary	13
7.6	Board	13
7.7	Change in Control	13
7.8	Code	15
7.9	Company	15
7.10	Cross Reference	15
7.11	Effective Date	15
7.12	ERISA	15
7.13	Excess Pensionable Earnings	15
7.14	Governing Law	15
7.15	Headings	15
7.16	Number and Gender	15
7.17	Participant	15
7.18	Participating Employer	15
7.19	Plan	15
7.20	Plan Year	16
7.21	Plan Rules	16
7.22	Retirement Plan	16
7.23	Termination of Employment	16
7.24	Trust	16
7.25	Trustee	16
7.26	Valuation Date	16
ARTICLE 8	Administration	17
8.1	Administrator	17
8.2	Plan Rules	17
8.3	Administrator's Discretion	17
8.4	Specialist's Assistance	17
8.5	Indemnification	17
8.6	Benefit Claim Procedure	17
8.7	Disputes	18
ARTICLE 9	Miscellaneous	19
9.1	Withholding and Offsets	19
9.2	Other Benefits	19
9.3	No Warranties Regarding Tax Treatment	19
9.4	No Employment Rights Created	19
9.5	Successors	19

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MERRILL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE 1
Description

1.1
Plan Name.    The name of the Plan is the "Merrill Corporation Supplemental Executive Retirement Plan."

1.2
Plan Purpose.    The Plan provides Active Participants with additional benefits with respect to compensation that may not be taken into account for purposes of the Retirement Plan because of the limitations imposed by Code section 401(a)(17).

1.3
Plan Type.    The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and, as such, is intended to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 301(a)(3) and 401(a)(4) thereof, respectively, and from the provisions of Title IV of ERISA, to the extent otherwise applicable, by operation of section 4021(b)(6) thereof. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

ARTICLE 2
Participation

2.1
Eligibility.

(A)
To be eligible to have credits made to his or her Account pursuant to Section 3.2 for a Plan Year, an individual must

(1)
be an employee of a Participating Employer on whose behalf the Participating Employer makes a Retirement Plan contribution for the Plan Year,

(2)
have Excess Pensionable Earnings for the Plan Year,

(3)
be a member of a select group of management or highly compensated employees as determined by the Administrator, and

(4)
be selected by the Administrator for the Plan Year.

(B)
The fact that an individual has been eligible to have credits made to his or her Account pursuant to Section 3.2 with respect to any particular Plan Year does not give the individual any right to have such credits made to his or her Account with respect to any other Plan Year.

2.2
Condition of Participation.    As a condition of participation, each Participant is bound by all the terms and conditions of the Plan and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the Plan and the provisions of Sections 4.1(D)(3) and 8.7, and must furnish to the Administrator such pertinent information, and must execute such election forms and other instruments, as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.

2.3
Termination of Participation.    A Participant will cease to be such as of the later of the date on which

(a)
he or she ceases to be an Active Participant or

(b)
his or her entire Account balance has been distributed or forfeited.

ARTICLE 3
Benefits

3.1
Participant Accounts.    The Administrator will establish and maintain an Account for each Participant to evidence amounts credited with respect to the participant pursuant to Section 3.2 and 3.3. If any Active Participant receives a credit pursuant to Section 3.2 for any Plan Year for which more than one Participating Employer makes a Retirement Plan contribution on his or her behalf, the Administrator will establish a separate Account for the Participant with respect to each such Participating Employer and will apportion the credit among such Accounts in a manner determined by the Administrator to be appropriate.

3.2
Employer Credit

(A)
For each Plan Year, the Account of an Active Participant will be credited with an amount, if any, equal to a percentage, determined by the Administrator, of his or her Excess Pensionable Earnings for the Plan Year.

(B)
Credits for a Plan Year pursuant to this section will be made as of the date on which the Participating Employers' Retirement Plan contributions for the Plan Year have been made in full.

3.3
Earnings Credits.    As of each Valuation Date, each Participant's Account will be adjusted to reflect gains, losses, income and expense since the immediately preceding Valuation Date to the same extent as if his or her Account balance had been part of his or her Retirement Plan account balance for the period.

3.4
Vesting.

(A)
Subject to Section 4.1(D)(3), a Participant's vested interest in his or her Account at any time will be the same as the Participant's vested interest in his or her account at that time under the Retirement Plan. The nonvested portion of a Participant's Account will be permanently forfeited at the time the Account is distributed pursuant to Article 4, whether or not his or her account under the Retirement Plan has then been forfeited or is subsequently restored.

(B)
The Administrator may at any time accelerate the vesting of all or any part of the nonvested portion of a Participant's Account.

ARTICLE 4
Distribution

4.1
Distribution to Participant.

(A)
Form.

(1)
Disability.    If a Participant is determined by the Administrator to be absent from active employment because he or she has an illness, injury or disease that is likely to be of long or indefinite duration or result in death, distribution to the Participant will be made in the form of a lump sum payment.

(2)
Other.    Except as provided in clause (1), distribution to a Participant will be made in the form of five annual installment payments made on or around the same date in each of five consecutive calendar years.

(B)
Time.    Distribution to a Participant pursuant to Subsection (A)(1) will be made as soon as administratively practicable after the last day of the Plan Year during which the Participant is determined to be disabled. Distribution to a Participant pursuant to Subsection (A)(2) will commence on a date, determined by the Administrator, within the 180-day period following the date on which the Participant terminates employment.

(C)
Amount.    If distribution is made in the form of a lump sum payment, the amount of the payment will be equal to the balance of the Participant's Account as of the Valuation Date immediately preceding the date of the distribution increased by the amount of any subsequent credit pursuant to Section 3.3. If distribution is made in the form of installment payments, the amount of the payment each year will be determined by dividing the Participant's Account balance as of the Valuation Date immediately preceding the payment date by the total number of remaining payments (including the payment in question).

(D)
Special Rules.    The provisions of this subsection apply notwithstanding Subsection (A), (B) or (C) or any election by a Participant to the contrary.

(1)
Nondeductibility.    If the Administrator determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant by an Affiliated Organization for a taxable year of the Affiliated Organization would not be deductible by the Affiliated Organization solely by reason of the limitation under Code section 162(m), to the extent deemed necessary by the Administrator to ensure that the entire amount of any distribution to the Participant is deductible, the Administrator may defer all or any portion of the distribution. Any amounts deferred pursuant to this subsection will continue to be credited with earnings in accordance with Section 3.3. The deferred amounts and earnings thereon will be distributed to the Participant, or to his or her Beneficiary in the case of the Participant's death, at the earliest possible date, as determined by the Administrator in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Affiliated

      Organization during which the distribution is made will not be limited by Code section 162(m).

    (2)
    Divestitures.

    (a)
    If some or all of the assets of a Participating Employer are sold or otherwise disposed of to an unrelated third party, the Administrator may, but is not required to, cause to be distributed the Account of any Participant whose employment with all Affiliated Organizations is terminated in connection with the sale or disposition unless the acquiror adopts a successor plan which is substantially similar to the Plan in all material respects and expressly assumes the Participating Employer's obligation to provide benefits to the Participant, in which case the Participating Employer will cease to have any obligation to provide benefits to the Participant pursuant to the Plan as of the effective date of the assumption. Any such distribution will be made in the form of a lump sum payment as soon as administratively practicable after the date of the sale or disposition. The amount of the payment will be determined in accordance with Subsection (C).

    (b)
    If a Participating Employer ceases to be an Affiliated Organization, unless otherwise provided in an agreement between an Affiliated Organization and the Participating Employer or an Affiliated Organization and an unrelated third-party acquiror

    (i)
    a Participant who is employed with the Participating Employer or

    (ii)
    a Participant who is not employed with the Participating Employer but has an Account balance attributable to the Participating Employer will not become entitled to his or her Account balance attributable to the Participating Employer solely as a result of the cessation and the Participating Employer will, after the date on which it ceases to be an Affiliated Organization, continue to be solely responsible to provide benefits to the Participant at least equal to the balance of the Account as of the effective date of the cessation and as thereafter increased by deferral credits relating to the period before the effective date and earnings credits pursuant to Section 3.3.

    (3)
    Effect of Competition.

    (a)
    If, at any time, the Administrator has reason to believe that a Participant is competing with an Affiliated Organization, the Administrator will temporarily suspend any distributions to which the Participant would otherwise be entitled pursuant to the Plan. The Administrator will promptly inform the Participant of the suspension and provide the Participant with a reasonable opportunity to establish to the Administrator's reasonable satisfaction that he or she is not competing with an Affiliated Organization. Within a reasonable period of time thereafter, the Administrator will make a final determination as to whether the Participant is competing with an Affiliated Organization based on the information then available to the Administrator and will communicate the final determination to the Participant.

      (b)
      If the Administrator's final determination is that the Participant is not competing with an Affiliated Organization, the Administrator will lift the suspension on distributions. If the Participant would have received a lump sum distribution during the suspension period but for the suspension, distribution to the Participant will be made within the 60-day period following the date on which the Administrator lifts the suspension in the form of a lump sum payment in an amount equal to the balance of the Participant's Account as of the Valuation Date immediately preceding the date of the distribution. If the Participant would have received one or more installment payments during the suspension period but for the suspension, within the 60-day period following the date on which the Administrator lifts the suspension, the Participant will receive a distribution equal to the balance of his or her Account as of the Valuation Date immediately preceding the date of the distribution multiplied by a fraction, the numerator of which is the number of missed payments and the denominator of which is the number of remaining annual installment payments immediately before the suspension. Thereafter, any remaining installment payments will be paid as if the suspension had not occurred. If the Participant would not have otherwise received a distribution during the suspension period, distribution to the Participant will be made or commence following the date on which the suspension is lifted in accordance with the foregoing subsections of this section.

      (c)
      If the Administrator's final determination is that the Participant is competing with an Affiliated Organization, the entire balance of the Participant's Account will be forfeited and the Participant will not be entitled to receive any benefit pursuant to the Plan.

      (d)
      For purposes of applying this clause, a Participant will be deemed to be competing with an Affiliated Organization if the Administrator determines in good faith that the Participant, directly or indirectly, alone or as a partner, officer, director, shareholder, sole proprietor, employee or consultant of any other firm or entity, is or intends to engage in any commercial activity in competition with any part of the business of any Affiliated Organization as conducted at the time in question. For purposes of applying the foregoing, "shareholder" does not include beneficial ownership of less than one percent of the combined voting power of all issued and outstanding voting securities of a publicly held corporation the stock of which is traded on a major stock exchange or quoted on NASDAQ.

  (E)
  Reduction of Account Balance.    The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

4.2
Distribution to Beneficiary.

(A)
Form.    In the event of a Participant's death, the balance of the Participant's Account will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death.

(B)
Time.    Distribution to a Beneficiary will be made within 60 days after the date on which the Administrator receives notice of the Participant's death.

(C)
Amount.    The amount of the payment will be determined in accordance with Section 4.1(C).

(D)
Reduction of Account Balance.    The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

(E)
Beneficiary Designation.

(1)
A Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. No designation of a Beneficiary other than the Participant's spouse is effective unless the spouse consents to the designation or the Administrator determines that spousal consent cannot be obtained because the spouse cannot reasonably be located or is legally incapable of consenting. The consent must be in writing, must acknowledge the effect of the election and must be witnessed by a notary public. The consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

(2)
If a Participant

(a)
fails to designate a Beneficiary, or

(b)
revokes a Beneficiary designation without naming another Beneficiary, or

(c)
designates one or more Beneficiaries none of whom survives the Participant or exists at the time in question,

        for all or any portion of his or her Account, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

    (3)
    The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

4.3
Payment in Event of Incapacity.    If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan against the Participating Employer, the Plan and Trust to the extent of the payment.

ARTICLE 5
Source of Payments; Nature of Interest

5.1
Establishment of Trust.

(A)
A Participating Employer may establish a Trust, or may be covered by a Trust established by another Participating Employer, with an independent corporate trustee. The Trust must be a grantor trust that conforms substantially with the model trust described in Revenue Procedure 92-64. The Participating Employers may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

(B)
Notwithstanding Subsection (A), not later than the effective date of a Change in Control, each Participating Employer must transfer to the Trust an amount not less than the amount by which (1) 125 percent of the aggregate balance of all Participant's Accounts attributable to the Participating Employer as of the last day of the month immediately preceding the effective date of the Change in Control exceeds (2) the value of the Trust assets attributable to amounts previously contributed by the Participating Employer as of the most recent date as of which such value was determined.

5.2
Source of Payments.

(A)
Each Participating Employer will pay, from its general assets, the portion of any benefit pursuant to Article 4 or Section 6.3 or 6.4 attributable to a Participant's Account with respect to that Participating Employer, and all costs, charges and expenses relating thereto.

(B)
The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of a Participating Employer's obligations under the Plan in accordance with the terms of the Trust. The Participating Employer is responsible for paying any benefits attributable to a Participant's Account with respect to that Participating Employer that are not paid by the Trust.

(C)
To the extent a Participating Employer other than the Company fails for any reason to pay any benefit pursuant to the Plan when it is due and the benefit is not paid by the Trustee from the Trust, the Company will pay the unpaid portion of the benefit in accordance with the terms of the Plan as if it were the Participating Employer obligated to pay the benefit pursuant to Subsection (A).

5.3.
Status of Plan.    Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Participating Employers and no Participant has any interest in the assets of the Trust. To the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right in no greater that the right of any unsecured general creditor of the Participating Employer.

5.4
Non-assignability of Benefits.    The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

ARTICLE 6
Adoption, Amendment, Termination

6.1
Adoption.    Any Affiliated Organization that has adopted the Retirement Plan may adopt the Plan and become a Participating Employer by furnishing to the Administrator a certified copy of a resolution of its Board adopting the Plan.

6.2
Amendment.

(A)
The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary or an Assistant Secretary.

(B)
An amendment adopted in accordance with Subsection (A) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefits to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined in the case of a Participant who is employed by an Affiliated Organization, as if he or she had terminated employment immediately prior to the effective date of the amendment. Notwithstanding the foregoing, the Company may amend the Plan at any time to change the method for determining the earnings credit pursuant to Section 3.3 and such amendment may be applied both to future credits to Participants' Accounts and to existing Account balances.

(C)
The provisions of the Plan in effect at the termination of a Participant's employment will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

6.3
Termination of Participation.    Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 13, or upon the Administrator's determination that a Participant's interest in the Plan has been or is likely to be includable in the Participant's gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:

(a)
terminate the Participant's future participation in the Plan;

(b)
cause the Participant's entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum; and/or

(c)
transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken.)

6.4
Termination.    The Company reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment. Upon the termination of the Plan in its entirety or with respect to any Participating Employer, the Company or Participating Employer, as the case may be, will either cause (a) any benefits to which Participants have become entitled prior to the effective date or the termination to continue to be paid in accordance with the provisions of Article 4 or (b) the entire interest in the Plan of any or all Participants, or the Beneficiaries of any or all deceased Participants, to be distributed in the form of an immediate lump sum payment.

ARTICLE 7
Definitions, Construction and Interpretation

        The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise indicates.

7.1
Account.    "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.1.

7.2
Active Participant.    "Active Participant" with respect to a Plan Year is an individual who the Administrator has determined pursuant to Section 2.1 is eligible to have credits made to his or her Account pursuant to Section 3.2 for the Plan Year.

7.3
Administrator.    The "Administrator" of the Plan is the Compensation Committee of the Company's Board or the person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

7.4
Affiliated Organization.    An "Affiliated Organization" is the Company and any corporation that is a member of a controlled group of corporations within the meaning of Code section 414(b) that includes the Company.

7.5
Beneficiary.    "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.2(E) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

7.6
Board.    "Board" means the board of directors of the Affiliated Organization in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors in question.

7.7
Change in Control.

(A)
"Change in Control" is any of the following:

(1)
the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any person;

(2)
the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(3)
any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) 20 percent or more, but not more than 50 percent, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the continuity directors or (b) more than 50 percent of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

    (4)
    a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

    (5)
    the continuity directors cease for any reason to constitute at least a majority of the Company's board of directors; or

    (6)
    a change in control of the Company of a nature that would be required to be reported pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

  (B)
  For purposes of this section:

  (1)
  a "continuity director" means any individual who is a member of the Company's board of directors on the Effective Date while he or she is a member of the board, and any individual who subsequently becomes a member of the Company's board of directors whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination);

  (2)
  "Exchange Act" is the Securities Exchange Act of 1934, as amended from time to time; and

  (3)
  "person" includes any individual, corporation, partnership, group, association or other "person," as such term is defined in section 14(d) of the Exchange Act, other than (i) the Company; (ii) any corporation at least a majority of whose securities having ordinary voting power for the election of directors is owned, directly or indirectly, by the Company; (iii) any other entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of the entity's governing body; or (iv) any benefit plan sponsored by the Company, a corporation described in clause (ii) or an entity described in clause (iii).

7.8
Code.    "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.9
Company.    "Company" means Merrill Corporation.

7.10
Cross Reference.    References within a section of the Plan to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

7.11
Effective Date.    "Effective Date" means August 1, 1995.

7.12
ERISA.    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific provision of ERISA includes a reference to that provision as it may be amended from time to time and to any successor provision.

7.13
Excess Pensionable Earnings.    "Excess Pensionable Earnings" with respect to a Participant for a Plan Year means the amount, if any, by which (a) the amount of compensation that would have been taken into account in computing the Retirement Plan contribution made on the Participant's behalf for a Plan Year but for (i) a deferral pursuant to the Merrill Corporation Income Deferral Plan and (ii) the limitation under Code section 401(a)(17) exceeds (b) the limitation in effect under Code section 401(a)(17) for the Plan Year.

7.14
Governing Law.    To the extent that state law is not preempted by the provisions of ERISA, or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of law principles of the State of Minnesota or any other jurisdiction.

7.15
Headings.    The headings of articles and sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

7.16
Number and Gender.    Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

7.17
Participant.    "Participant" is a current or former Active Participant to whose Account amounts have been credited pursuant to Article 3 and who has not ceased to be a Participant pursuant to Section 2.3.

7.18
Participating Employer.    "Participating Employer" is the Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees and the satisfaction in full of all of its obligations under the Plan or upon its ceasing to be an Affiliated Organization.

7.19
Plan.    "Plan" means the Merrill Corporation Supplemental Executive Retirement Plan, as from time to time amended or restated.

7.20
Plan Year.    "Plan Year" means the period beginning on the Effective Date and ending on January 31, 1996 and, thereafter, the period beginning on February 1 of each calendar year and ending on January 31 of the following calendar year.

7.21
Plan Rules.    "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

7.22
Retirement Plan.    "Retirement Plan" means the Merrill Corporation Retirement Plan.

7.23
Termination of Employment.    An individual will be deemed to have terminated employment for purposes of the Plan only if he or she has completely severed his or her employment relationship with all Affiliated Organizations.

7.24
Trust.    "Trust" means any trust or trusts established by a Participating Employer pursuant to Section 5.1.

7.25
Trustee.    "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

7.26
Valuation Date.    "Valuation Date" means each valuation date as defined in the Retirement Plan.

ARTICLE 8
Administration

8.1
Administrator.    The general administration of the Plan and the duty to carry out its provisions is vested in the Compensation Committee of the Board. Such Committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

8.2
Plan Rules.    The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules.

8.3
Administrator's Discretion.    The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires other to make, and to contrue, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

8.4
Specialist Assistance.    The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, any may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Participating Employers.

8.5
Indemnification.    The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

8.6
Benefit Claim Procedure.

(A)
If a request for a benefit by a Participant or Beneficiary of a deceased Participant is denied in whole or in part, he or she may, not later than 30 days after the denial, file with the Administrator a written claim objecting to the denial.

(B)
The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial; a reference to the Plan provisions on which the denial is based; a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.

  (C)
  The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review Plan documents which relate to the claim and may submit written comments to the Administrator.

  (D)
  Not later than 60 days receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate.

  (E)
  The foregoing 90 and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Administrator's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90 or 60-day period, as the case may be.

  (F)
  A Participant or Beneficiary must exhaust the procedure described in this section before making any claim of entitlement to benefits pursuant to the Plan in any court or other proceeding.

8.7
Disputes.

(A)
In the case of a dispute between a Participant or Beneficiary and a Participating Employer, the Administrator or other person relating to or arising from the Plan, the United States District Court for the District of Minnesota is a proper venue for any action initiated by or against the Participating Employer; Administrator or other person and such court will have personal jurisdiction over any Participant or Beneficiary named in the action.

(B)
Regardless of where an action relating to or arising from the Plan is pending, the law as stated and applied by the United States Court of Appeals for the Eighth Circuit or the United States District Court for the District of Minnesota will apply to and control all actions relating to the Plan brought against the Plan, a Participating Employer, the Administrator or any other person or against any Participant or Beneficiary.

ARTICLE 9
Miscellaneous

9.1
Withholding and Offsets.    The Participating Employers and the Trustee retain the right to withhold from any compensation or benefit payment pursuant to the Plan, any and all income, employment, excise and other tax as the Participating Employers or Trustee deems necessary and the Participating Employers may offset against amounts then payable to a Participant or Beneficiary under the Plan any amounts then owing to the Participating Employers by such Participant or Beneficiary.

9.2
Other Benefits.    Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of a Participating Employer unless otherwise expressly provided thereunder.

9.3
No Warranties Regarding Tax Treatment.    The Participating Employers make no warranties regarding the tax treatment to any person of any credits or payments made pursuant to the Plan and each Participant will hold the Administrator and the Participating Employers and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

9.4
No Employment Rights Created.    Neither the establishment of or participation in the Plan gives any Employee the right to continued employment or limits the right of the Participating Employer to discharge, transfer, demote, modify terms and conditions of employment or otherwise deal with any Employee without regard to the effect which such action might have on him or her with respect to the Plan.

9.5
Successors.    Except as otherwise expressly provided in the Plan, all obligations of the Participating Employers under the Plan are binding on any successor to the Participating Employer whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Participating Employer.

MERRILL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

First Declaration of Amendment

        Pursuant to the retained power of amendment contained in Section 6.2 of the Merrill Corporation Supplemental Executive Retirement Plan, the undersigned hereby amends the Plan in the manner described below.

1.
Section 1.2 of the Plan is amended to read as follows:

1.2
Plan Purpose.    The Plan provides Active Participants with additional benefits with respect to compensation that may not be taken into for purposes of the "employer contribution" pursuant to the Savings Plan because of the limitations imposed by Code section 401(a)(17).

2.
Section 2.1(A)(1) of the Plan is amended to read as follows:

(1)
be an employee of a Participating Employer on whose behalf the Participating Employer makes an "employer contribution" pursuant to Section 3.3 of the Savings Plan for the Plan Year,

3.
Section 3.1 of the Plan is amended to read as follows:

3.1
Participant Accounts.    The Administrator will establish and maintain an Account for each Participant to evidence amounts credited with respect to the Participant pursuant to Sections 3.2 and 3.3. If an Active Participant receives a credit pursuant to Section 3.2 for any Plan Year for which more than one Participating Employer makes a Savings Plan contribution on his or her behalf, the Administrator will establish a separate Account for the Participant with respect to each such Participating Employer and will apportion the credit among such Accounts in a manner determined by the Administrator to be appropriate.

4.
Section 3.2(B) of the Plan is amended to read as follows:

(B)
Credits for a Plan Year pursuant to this section will be made as of the date on which the Participating Employer's "employer contribution" pursuant to Section 3.3 of the Savings Plan for the Plan Year has been made in full.

5.
Section 3.3 of the Plan is amended to read as follows:

3.3
Earnings Credits.    As of each Valuation Date, the Administrator will, in accordance with Plan Rules, credit a Participant's Account, including the undistributed portion of an Account being distributed in the form of installment payments, with earnings in an amount equal to the "applicable percentage" of the balance of the Account as of the first day of the month that includes the Valuation Date. Except as provided in Section 4.1(D)(3), the applicable percentage for a given monthly period is equal to the sum of:

    (A)
    one-half of the percentage increase or decrease in the Standard & Poor's 500 Index (also known as the "S&P 500 Index") for the prior month, measured from the first business day of the month to the last business day of the month as determined by a source deemed reliable by the Administrator; and

    (B)
    one-half the monthly equivalent of the annual yield in the Moody's Bond Record, published by Moody's Investor's Service, Inc. (or any successor thereto) under the heading of "Moody's Corporate Bond Yield Averages—Av. Corp" or, if such yield is no longer available, a substantially similar average selected by the Administrator, for the prior month.

6.
Section 3.4(A) of the Plan is amended to read as follows:

(A)
Subject to Section 4.1(D)(3), a Participant's vested interest in his or her Account at any time will be the same as the Participant's vested interest at that time in his or her "employer contribution account" under the Savings Plan. The nonvested portion of a Participant's Account will be permanently forfeited at the time the Account is distributed pursuant to Article 4, whether or not his or her employer contribution account under the Savings Plan has then been forfeited or is subsequently restored.

7.
Section 4.1(A)(2) of the Plan is redesignated Section 4.1(A)(3) and amended to read as follows:

(3)
Other.    Except as provided in clause (1) or (2), distribution to a Participant will be made in the form of

(a)
a lump sum payment if, as of the date on which distribution to the Participant would otherwise commence in the form of installment payments, the balance of the Participant's Account, determined in accordance with Subsection (C), is not more than $5000 or

(b)
five annual installment payments made on or around the same date in each of five consecutive calendar years if clause (a) does not apply.

8.
A new Section 4.1(A)(2) is added to read as follows:

(2)
Administrator's Discretion.    At the sole discretion of the Administrator, distribution to a Participant may be made in the form of a lump sum payment.

2

9.
Section 4.1(B) of the Plan is amended to read as follows:

(B)
Time.    Distribution to a Participant pursuant to Subsection (A)(1) will be made as soon as administratively practicable after the last day of the Plan Year during which the Participant is determined to be disabled. Distribution to a Participant pursuant to Subsection (A)(2) or Subsection (A)(3) will be made or will commence, as the case may be, on a date, determined by the Administrator, within the 180-day period following the date on which the Participant terminates employment.

10.
Section 7.7 of the Plan is amended by adding a new Subsection (C) which reads as follows:

(C)
A Change in Control will occur at the end of the effective term of the merger of Viking Merger Sub, Inc. with and into Merrill Corporation. In conjunction with the Change in Control, each Participating Employer will make a contribution to the Trust in accordance with Section 5.1(B). With respect to credits made pursuant to Section 3.2 after the Change in Control and related Earnings Credits pursuant to Section 3.3, Section 5.1(B) will not apply unless and until another Change in Control occurs.

11.
Section 7.13 of the Plan is amended to read as follows:

7.13
Excess Pensionable Earnings.    "Excess Pensionable Earnings" with respect to a Participant for a Plan Year means the amount, if any, by which (a) the amount of compensation that would have been taken into account in computing the "employer contribution" made on the Participant's behalf for a Plan Year pursuant to Section 3.3 of the Savings Plan but for (i) a deferral pursuant to the Merrill Corporation Income Deferral Plan and (ii) the limitation under Code section 401(a)(17) exceeds (b) the limitation in effect under Code section 401(a)(17) for the Plan Year.

12.
Section 7.22 of the Plan is amended to read as follows:

7.22
Savings Plan.    "Savings Plan" means the Merrill Corporation 401(k) Incentive Savings Plan.

13.
Section 7.26 of the Plan is amended to read as follows:

7.26
Valuation Date.    "Valuation Date" means the last day of each month.

The amendments set forth at items 1, 2, 3, 4, 6, 11 and 12 above are effective as of February 1, 1998 and apply to all Participants and Beneficiaries, including Participants who terminated employment before February 1, 1998 and Beneficiaries of Participants who died before February 1, 1998.

3

The amendments set forth at items 7, 8, and 9 above are effective as of February 1, 1999 and apply to all Participants, including Participants who terminated employment before February 1, 1999. If a Participant terminated employment prior to February 1, 1999 and as of the date of this instrument, the balance of his or her Account, determined in accordance with Section 4.1(C) of the Plan, is not more than $5000 and distribution to the Participant in the form of installment payments has not commenced, distribution to the Participant of a lump sum payment pursuant to Section 4.1(A)(3)(a) of the Plan will be made by a date determined in accordance with Section 4.1(B) of the Plan or as soon as administratively practicable after the date of this instrument, whichever is later.

The amendments set forth at items 5, 10, and 13 above are effective on November 1, 1999, and apply to all Participants and Beneficiaries including Participants who terminated employment before November 1, 1999 and Beneficiaries of Participants who died before November 1, 1999.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 19th day of November, 1999.

MERRILL CORPORATION
Attest:	/s/ STEVEN J. MACHOV Secretary	By	/s/ KATHLEEN LARKIM
		Title:	VP Human Resources

4

MERRILL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Second Declaration of Amendment

Pursuant to the retained power of amendment contained in Section 6.2 of the Merrill Corporation Supplemental Executive Retirement Plan, the undersigned hereby amends the Plan in the manner described below.

1.
Section 7.7 of the Plan is amended to read as follows:

(A)
A Change in Control occurred on November 23, 1999 at the end of the effective term of the merger of Viking Merger Sub, Inc. with and into Merrill Corporation. In conjunction with the Change in Control, each Participating Employer made a contribution to the Trust in accordance with Section 5.1(B). With respect to credits made pursuant to Section 3.2 after the Change in Control and related Earnings Credits pursuant to Section 3.3, Section 5.1(B) will not apply unless and until another Change in Control occurs.

(B)
After November 23, 1999 "Change in Control" means, a "DLJMB Liquidation Event" within the meaning of Merrill Corporation 1999 Stock Option Plan as amended from time to time.

2.
Section 7.9 of the Plan is amended to read as follows:

7.9
Company.    "Company" means Merrill Communications LLC.

The amendment set forth at item 1 above is effective November 23, 1999. The amendment set forth at item 2 is effective January 1, 2000.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 18th day of August 2004.

MERRILL CORPORATION
Attest:	/s/ STEVEN J. MACHOV	By:	/s/ ROBERT H. NAZARIAN
	Secretary	Its:	Executive VP and CFO
Agreed and Consented to by
MERRILL COMMUNICATIONS LLC
Attest:	/s/ STEVEN J. MACHOV	By:	/s/ ROBERT H. NAZARIAN
	Secretary	Its:	Executive VP and CFO

QuickLinks

  Exhibit 10.12
MERRILL CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
CERTIFICATE
Table of Contents
ARTICLE 1 Description
ARTICLE 2 Participation
ARTICLE 3 Benefits
ARTICLE 4 Distribution
ARTICLE 5 Source of Payments; Nature of Interest
ARTICLE 6 Adoption, Amendment, Termination
ARTICLE 7 Definitions, Construction and Interpretation
ARTICLE 8 Administration
ARTICLE 9 Miscellaneous